Exhibit 32.1

Empire State Building Associates L.L.C.

Certification Pursuant to 18 U.S.C., Section 1350 as adopted

Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

The undersigned, Andrew Prentice, is signing this Chief Executive Officer certification as Chief Accounting Officer of Malkin Holdings LLC, the supervisor* of Empire State Building Associates L.L.C. (“Registrant”) to certify that:

1	the Quarterly Report on Form 10-Q of Registrant for the quarterly period ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: August 9, 2013

By	/s/ Andrew Prentice
Andrew Prentice
Chief Accounting Officer

Malkin Holdings LLC, Supervisor of Empire State Building Associates L.L.C.*

*	Registrant’s organizational documents do not provide for a Chief Executive Officer or other officer with equivalent rights and duties. As described in the Report, Registrant is a limited liability company which is supervised by Malkin Holdings LLC. Accordingly, this Chief Executive Officer certification is being signed by a senior executive of Registrant’s supervisor.